UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2016

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, Genworth Financial, Inc. (the “Company”) appointed Matthew D. Farney, age 47, as Vice President and Controller (Principal Accounting Officer) of the Company.

Simultaneously with Mr. Farney’s appointment, Kelly L. Groh, who currently serves as Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, will cease to serve as the Principal Accounting Officer. Ms. Groh will continue to serve as the Executive Vice President and Chief Financial Officer (Principal Financial Officer) for the Company, as previously reported.

Mr. Farney has been the Company’s Interim Controller since November 2015. From February 2012 to November 2015, he served as Deputy Controller. Prior to that, he served as the Company’s technical accounting group leader from January 2009 to February 2012, capital management and rating agency relationship leader from September 2007 to January 2009, chief financial officer for business development from May 2005 to September 2007 and a senior technical accounting advisor from November 2001 to May 2005. Prior to joining the Company in 2001, Mr. Farney spent almost 12 years at PricewaterhouseCoopers LLP. He received a Bachelor of Science Degree in Accounting from Illinois State University and is a member of the American Institute of CPAs’ Insurance Expert Panel. Mr. Farney is a certified public accountant.

In connection with his appointment as Vice President and Controller (Principal Accounting Officer), Mr. Farney will receive an annual base salary of $265,000 and an annual incentive target of 50% of his base salary. Mr. Farney is eligible to participate in the Company’s 2015 Key Employee Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2016	GENWORTH FINANCIAL, INC.

	By:	/s/ Michael S. Laming
Michael S. Laming
Executive Vice President—Human Resources